Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. § 1350)

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Flat Rock Capital Corp. (the “Company”), does hereby certify, for purposes of

Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the undersigned’s knowledge:

1)                           the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2)                           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 15, 2018	By:	/s/ Robert K. Grunewald
Robert K. Grunewald President and Chief Executive Officer
(Principal Executive Officer)

Date:	March 15, 2018	By:	/s/ Richard A. Petrocelli
Richard A. Petrocelli
Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)

The foregoing certification is being furnished with the Company’s Annual Report on Form 10-K pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing, except to the extent that the Company specifically incorporates by reference.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.